Exhibit 10.12

First American Financial Group
140 Broadway 46th Floor
New York, New York 10005
212-248-0208

19 June 02

Mr. Charles Cardona
Chief Executive Officer
ADZONE RESEARCH
211 Roanoke Avenue
Riverhead, New York 11901

                                   TERM SHEET
                                   ----------

Dear Charles:

This communique supersedes and voids the prior Term Sheet of 12 June 02.

We are pleased to inform you that based on our recent discussions and a preliminary review of the documents submitted, FIRST AMERICAN, would like to proceed with the proposed financing for ADZONE RESEARCH, INC. [ADZR]. Said financing will be according to the approximate following Terms and Conditions:

     Type of Financing:    Promissory Note Bridge Loan

     Amount:               US$500,000

     Term:
                           The initial term shall be the earlier of three [3] months or upon Closing of any financing of $1 Million or greater.

                           ADZR shall be entitled to one [1] three [3] month extension subject to the provision outlined below [See: "Equity"]

     Interest Rate:        Twelve Percent [12%] per Annum

     Payments:             Monthly, in Arrears

     Equity: The initial equity shall be that number of shares equal to $50,000 based on the Average Closing Bid Price for the ten [10] consecutive trading days prior to funding.

Mr. Charles Cardona
19 June 02
Page 2


                           Should the subject Bridge Loan be extended beyond the initial three [3] month term [See: "Term"], ADZR will increase the equity compensation by an additional $50,000 of shares per the formula above.

    Fee:                   Per the attached Financial Services Agreement.

    Miscellaneous:         The subject  shares shall  contain full  "piggy-back"
                           Registration Rights.



ADZR agrees that said fees as outlined herein shall be payable to FIRST AMERICAN on any additional financing[s] provided by its Lender[s] to ADZR for a period of sixty [60] months from date.

Please indicate if the above Terms and Conditions are acceptable to you by signing a copy of this letter and returning it to us at your earliest convenience. Upon receipt of same we will advise you of any additional documents we will need so that we may proceed.

We look forward to working with you and to the successful conclusion of the subject financing for ADZONE RESEARCH, INC.

Yours Truly,

S/ William J. Rogers, Jr.
-------------------------
Managing Director

                                               AGREED:
                                               -------
                                               ADZONE RESEARCH, INC.

                                               S/ Charles Cardona
                                               Chief Executive Officer, Chairman